UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 23, 2013


                            INDEPENDENCE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54323                  20-3866475
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

3020 Old Ranch Parkway, Suite 300, Seal Beach, CA                   90740
   (Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code (562) 799-5588

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: THIS AMENDMENT IS FILED TO CORRECT A CLERICAL ERROR IN OUR REPORT ON FORM 8-K ORIGINALLY FILED ON SEPTEMBER 27, 2013. OUR COMPANY WAS MISNAMED IN THE ORIGINAL REPORT.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 23, 2013, Independence Energy Corp. ("we", "us","our") closed a securities purchase agreement dated September 17, 20123 with Asher Enterprises, Inc. Under the terms of the agreement, our company issued an 8% convertible promissory note, in the principal amount of $32,500 (the "NOTE"), which matures on June 19, 2014 and may be converted into shares of our company's common stock at a rate of 58% of the market price on any conversion date, any time after 180 days from June 19, 2013, subject to adjustments as further set out in the Note. Our company has the right to prepay the Note together with all accrued interest within 180 days of September 17, 2013 subject to a prepayment penalty equal to 15% during the first 30 days of the prepayment period and increasing by 5% during each subsequent 30 day period. Following the maturity date of June 19, 2014, the Note shall bear interest at the rate of 22%.

The Note was issued to Asher Enterprises, Inc. pursuant to Rule 506 of Regulation D of the Securities Act of 1933 on the basis that they represented to our company that they were an "accredited investor" as such term is defined in Rule 501(a) of Regulation D.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.2 Form of Securities Purchase Agreement dated September 17, 2013 with Asher Enterprises, Inc. (incorporated by reference from our Form 8-K filed on September 27, 2013)

10.3 Form of Convertible Promissory Note dated September 17, 2013. (incorporated by reference from our Form 8-K filed on September 27, 2013)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE ENERGY CORP.


/s/ Gregory C. Rotelli
-------------------------------------
Gregory C. Rotelli
President and Director
Date: September 27, 2013

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